Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12458 and 333-140809 on Form S-8 and Registration Statement No. 333-161781 on Form F-3 of our report, dated March 26, 2012, relating to the consolidated financial statements of Cimatron Ltd. (the “Company”) for the year ended December 31, 2011, appearing in this Annual Report on Form 20-F of the Company.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

April 30, 2012